                                  EXHIBIT 7


         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                  EXHIBIT 7

Legal Title of Bank:                The First National Bank of Chicago
Address:                            One First National Plaza, Ste 0303
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

                                  Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                            C400
                                                                        Dollar Amounts in               ------------
                                                                            Thousands         RCFD      BIL MIL THOU
                                                                        ------------------    ----      ------------


ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1).........                         0081        4,267,336        1.a.
    b. Interest-bearing balances(2)..................................                         0071        6,893,837        1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).....                         1754                0        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..                         1773        5,691,722        2.b.
3. Federal funds sold and securities purchased under agreements to
    resell                                                                                    1350        6,339,940        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)............................................................ RCFD 2122 25,202,984                                 4.a.
    b. LESS: Allowance for loan and lease losses..................... RCFD 3123    419,121                                 4.b.
    c. LESS: Allocated transfer risk reserve......................... RCFD 3128          0                                 4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................                         2125       24,783,863        4.d.
5.  Trading assets (from Schedule RD-D)..............................                         3545        6,703,332        5.

6.  Premises and fixed assets (including capitalized leases).........                         2145          743,426        6.
7.  Other real estate owned (from Schedule RC-M).....................                         2150            7,727        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................                         2130          134,959        8.
9.  Customers' liability to this bank on acceptances outstanding.....                         2155          644,340        9.
10.      Intangible assets (from Schedule RC-M)......................                         2143          268,501       10.
11.      Other assets (from Schedule RC-F)...........................                         2160        2,004,432       11.
12.      Total assets (sum of items 1 through 11)....................                         2170       58,483,415       12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:                The First National Bank of Chicago
Address:                            One First National Plaza, Ste 0303
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

                                  Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-2
Schedule RC-Continued

                                                              Dollar Amounts in
                                                                   Thousands                             Bil Mil Thou
                                                               -----------------                         -------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)............................                          RCON 2200        21,756,846       13.a
       (1) Noninterest-bearing(1).............................  RCON 6631  9,197,227                                      13.a.1
       (2) Interest-bearing...................................  RCON 6636  559,619                                        13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II).................                          RCFN 2200        14,811,410       13.b.
       (1) Noninterest bearing................................  RCFN 6631    332,801                                      13.b.1
       (2) Interest-bearing...................................  RCFN 6636 14,478,609                                      13.b.2
14. Federal funds purchased and securities sold under
    agreements to repurchase:                                                           RCFD 2800         4,535,422       14
15. a. Demand notes issued to the U.S. Treasury                                         RCON 2840            43,763       15.a
    b. Trading Liabilities(from Schedule RC-D)................                          RCFD 3548         6,523,239       15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less.........                          RCFD 2332         1,360,165       16.a
    b. With a remaining  maturity of than one year
       through three years....................................                               A547           576,492       16.b
 .   c. With a remaining maturity of more than three years ....                               A548           703,981       16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding...                          RCFD 2920           644,341       18
19. Subordinated notes and debentures (2).....................                          RCFD 3200         1,700,000       19
20. Other liabilities (from Schedule RC-G)....................                          RCFD 2930         1,322,077       20
21. Total liabilities (sum of items 13 through 20)............                          RCFD 2948        53,987,736       21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............                          RCFD 3838                 0       23
24. Common stock..............................................                          RCFD 3230           200,858       24
25. Surplus (exclude all surplus related to preferred stock)..                          RCFD 3839         2,999,001       25
26. a. Undivided profits and capital reserves.................                          RCFD 3632         1,273,239       26.a.
    b. Net unrealized holding gains (losses) on available-
       for-sale securities....................................                          RCFD 8434            24,096       26.b.
27. Cumulative foreign currency translation adjustments.......                          RCFD 3284            (1,515)      27
28. Total equity capital (sum of items 23 through 27).........                          RCFD 3210         4,495,679       28
29. Total liabilities and equity capital (sum of
    items 21 and 28)..........................................                          RCFD 3300        58,483,415       29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate  in the box at the right the  number of the  statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors
                                                          Number
     as of any date during 1996 . . . . .  RCFD 6724 . . . N/A.      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

---------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.


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